Exhibit 32.2

Section 906 Certification

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Accuride Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(iii)                               The accompanying Annual Report on Form 10-K of the Company for the annual period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David K. Armstrong	Dated:	March 9, 2007
David K. Armstrong
Chief Financial Officer and General Counsel